KLA-TENCOR ANNOUNCES TERMINATION OF
MERGER AGREEMENT WITH LAM RESEARCH
MILPITAS, Calif., Oct. 5, 2016 /PRNewswire/ -- KLA-Tencor Corporation (NASDAQ: KLAC) (the "Company") and Lam Research Corp. (NASDAQ: LRCX) today announced that they have agreed to terminate their proposed merger agreement. The parties decided to it was not in the best interests of their respective stakeholders to continue pursuing the merger after the U.S. Department of Justice (the "DOJ") advised KLA-Tencor and Lam Research that it would not continue with a consent decree that the parties had been negotiating. No termination fees will be payable by either the Company or Lam Research in connection with the termination of the Merger Agreement.
"Although we are disappointed with this outcome, KLA-Tencor's performance over the past several quarters demonstrates the Company is executing our strategies at a high level and creating compelling value for the industry and for our stockholders," commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor.
"Today our customer engagement and market leadership is strong and KLA-Tencor is delivering superior financial results. Growth and earnings momentum is expected to continue as we go forward, fueled by new products in the marketplace today, and with many more products in the pipeline," continued Mr. Wallace. "Additionally, our collaboration over the past year with Lam Research and with our customers has affirmed the value of closer cooperation between process and process control for new, enabling solutions. For that reason, we plan to explore collaboration opportunities with Lam Research around programs identified as beneficial to our customers."
Investor Conference Call Information
KLA-Tencor will hold a conference call that begins at 10:00 a.m. EDT/7:00 a.m. PDT on Thursday, October 6, 2016. A live webcast will be available on the Investor Relations page at www.kla-tencor.com. Dial-in details are Toll Free: 1 (888) 444-4022; Conference ID: 80449936. Participants should dial in 15 minutes before the call to allow time to be connected by the operator.
About KLA-Tencor
KLA-Tencor Corporation (NASDAQ: KLAC), a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED, and other related nanoelectronics industries. With a portfolio of industry standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)
Caution Regarding Forward-Looking Statements
Statements in this press release regarding KLA-Tencor's growth and earnings momentum constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of KLA-Tencor's research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; KLA-Tencor's ability to successfully manage its costs; market acceptance of KLA-Tencor's existing and newly issued products; changing customer demands; and industry transitions; and the other factors described in KLA-Tencor's Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 5, 2016.  KLA-Tencor disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except to the extent required by law.
CONTACT: Company Contacts: KLA-Tencor Investor Relations, Ed Lockwood, Phone: 408-875-9529, Email: ed.lockwood@kla-tencor.com; Media Relations, Meggan Powers, Phone: 408-875-8733, Email: meggan.powers@kla-tencor.com